Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ENVELA CORPORATION,

a Nevada corporation

These Amended and Restated Bylaws (as amended from time to time in accordance with the terms hereof, and in accordance with the Corporation’s Articles of Incorporation as then in effect and applicable law, the “Bylaws”) of ENVELA CORPORATION, a Nevada corporation (the “Corporation”) hereby amend and restate all prior Bylaws of the Corporation in their entirety.

ARTICLE I
OFFICES
1.1Registered Office. In accordance with the applicable provisions of the Nevada Revised Statutes (“NRS”), including, without limitation, NRS Section 78.090, the registered office of the Corporation will be maintained at such place within the State of Nevada as the board of directors (the “Board of Directors”) of the Corporation determine from time to time.
1.2Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
2.1Place of Meetings. Subject to Section 2.2 below, all meetings of stockholders, for any purpose, may be held at such time and place, within or without the State of Nevada, as determined by the Board of Directors in its sole discretion. The place of each such meeting will be stated in the notice of meeting.
2.2Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders will not be held at any physical location, but may instead be held solely by means of remote communication in any manner permitted by Nevada law. Such means of remote communication include participation by telephone conference or similar method of communication by which all persons participating in the meeting can hear one another.  Participation in such meeting constitutes presence in person at the meeting.
2.3Annual Meeting. The annual meeting of stockholders will be held on the day and at the time set by the Board of Directors, if not a legal holiday, and if a legal holiday, then on the next regular business day following, at the hour set forth in the notice thereof. The Chairperson of the Board of Directors has authority to set the agenda for the annual meeting and to establish the deadline by which requests for the addition of items to the agenda must be received. At the annual meeting, the stockholders will elect members of the Board of Directors (each such member, a “Director” and collectively, the “Directors”), as provided in Section 3.2 below, and transact such other business as may properly be brought before the meeting. Notwithstanding the foregoing, in the event that the Directors are elected by written consent of the stockholders in accordance with Section 2.9 of these Bylaws and NRS Section 78.320, an annual meeting of stockholders will not be required to be called or held for such year for such purpose, but the Board of Directors may call and notice an annual meeting for any other purpose or purposes.
2.4Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors.
2.5Notice of Meetings. Whenever stockholders are required or authorized to take any action at a meeting, a written notice of such meeting must be given. Such written notice must be signed by the Corporation’s President, a Vice President, the Secretary, or by such other natural person or persons as the Board of Directors may designate.  Such written notice must be given to each stockholder entitled to vote at the meeting not less than five (5) nor more than sixty (60) days before the meeting. Such written notice must be delivered in accordance with NRS Section 78.370 and Article IV below.
2.6Quorum. Stockholders of the Corporation holding at least a majority of the voting power of the Corporation, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, will constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. If, however, a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.7Voting Required for Action. When a quorum is present at any meeting, the stockholders holding a majority of the voting power of the Corporation present in person or represented by proxy at such meeting may decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, these Bylaws, or an express agreement in writing, a different vote is required, in which case such express provision will govern and control the decision of such question. Voting for directors will be in accordance with Section 2.3 above.
2.8Proxies. Except as otherwise provided in the Articles of Incorporation or in a Certificate of Designation or similar document filed with the Secretary of State of Nevada in accordance with NRS Section 78.1955, each stockholder will, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder, but, pursuant to NRS Section 78.355, no proxy will be valid after the expiration of six months from the date of its execution unless (a) coupled with an interest, or (b) the person executing it specifies therein the length of time for which it is to be continued in force, which in no case may exceed seven years from the date of its execution.
2.9Action by Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents will be required.  In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.
ARTICLE III
DIRECTORS
3.1Management of Business. The business of the Corporation will be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things that are not required by statute or by the Articles of Incorporation or by these Bylaws to be exercised by the stockholders.
3.2Number; Election.  The number of Directors that will constitute the whole Board of Directors is hereby set at a minimum of five (5) and a maximum of seven (7), and such number will be fixed from time to time by approval of the Board of Directors. The Directors must either be elected by written consent in accordance with Section 2.9 above, or at the annual meeting of the stockholders. Each Director so elected will hold office until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation or removal. Any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining Directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. Directors need not be stockholders.
3.3Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date, or an effective date determined upon the happening of an event or events.
3.4Removal by Stockholders. Any Director may be removed from office by stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, in which event the vacancy or vacancies so created will be filled in accordance with Section 3.2.
3.5Meetings. The Board of Directors may hold meetings, both regular and special, at such locations, either within or without the State of Nevada, as the Board of Directors may determine in its discretion.
3.6Annual and Regular Meetings. The first meeting of each newly elected Board of Directors may be held immediately following, and at the time and place as, the annual meeting of stockholders or, if not so held, at such time and place as shall be fixed by such newly elected Board of Directors.  Regular meetings of the Board of Directors may be held at such time and at such place as from time to time is be determined by the Board of Directors.
3.7Special Meetings. Special meetings of the Board of Directors may be called at any time by (a) the President, (b) the Secretary or (c) any two directors, in each case, on forty-eight (48) hours’ notice to each Director.  Such notice of the time and place of any special meeting must be:
(i)delivered personally by hand or by courier;

(ii)sent by U.S. first-class mail; or
(iii)sent by electronic mail,

in each case, directed to each Director at such Director’s address, telephone number or electronic mail address, as the case may be, as shown on the Corporation’s records.

If the notice is (x) delivered personally by hand, by courier or by telephone, (y) sent by electronic mail, it must be delivered or sent at least 48 hours before the time of the holding of the meeting.  Notwithstanding the above, if the notice is sent by U.S. mail, it must be deposited in the U.S. mail at least 4 days before the time of the holding of the meeting.

3.8Quorum and Voting. A majority of the Directors then in office, at a meeting duly assembled, constitutes a quorum of the Board of Directors for the transaction of business, and the act of the Directors constituting a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.9Consent Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
3.10Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation in such meeting by such means constitutes presence in person at such meeting.
3.11Compensation.  The Directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, as the Board of Directors may determine from time to time by resolution. No such payment will preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV
OFFICERS
4.1General.  The officers must be chosen by the Board of Directors and will consist of a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairperson of the Board, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (including Executive or Assistant Vice Presidents), one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors may deem necessary. Two or more offices may be held by the same person.

4.2Appointment. Resignation and Removal. The Board of Directors will appoint the officers who will hold office at the pleasure of the Board of Directors. No officer need be a member of the Board of Directors. Any officer may be removed, with or without cause, by an affirmative vote of the majority of the Board of Directors or by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation is not necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any vacancy occurring in any office of the Corporation will be filled by the Board of Directors.
4.3Compensation. The salaries and other compensation of all officers will be fixed by the Board of Directors or compensation committee, if applicable.
4.4Duties of President. The President is the chief executive officer of the Corporation and has general and active management of the business of the Corporation and sees that all orders and resolutions of the Board of Directors are carried into effect. He or she will vote or execute, in the name of the Corporation, proxies for any securities pursuant to which the Corporation has voting rights, unless some other person is designated by the Board of Directors to execute such proxies. Unless otherwise directed by the Board of Directors, the President or any other person authorized by the Board of Directors or the President is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
4.5Duties of Chairperson of the Board. The Chairperson of the Board, if and when elected by the Board of Directors, will preside at all meetings of the Board of Directors and of the stockholders, and will perform such other duties as may be prescribed from time to time by the Board of Directors.
4.6Duties of Vice President. The Vice President, if any, or if there are more than one, the Vice Presidents, in the order or seniority determined by the Board of Directors, will, in the absence or disability of the President, perform the duties and exercise the powers of the President and will perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she is, may prescribe from time to time.
4.7Duties of Secretary. The Secretary must attend all meetings of the Board of Directors (unless otherwise determined by the Board of Directors) and all meetings of the stockholders and record all of the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and perform like duties for the standing committees when required. He or she is responsible for creating and filing the annual list as required by NRS Section 78.150.  He or she will give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she is, may prescribe from time to time.

ARTICLE V
NOTICES
5.1General.  Except as otherwise provided by the Articles of Incorporation or these Bylaws, any notice or other communication may be given or sent by any method of delivery permitted by Nevada law. Notice to Directors may be given by electronic transmission, including electronic mail, to an address as it appears on the Corporation’s records if the sending of notice by such other media may be verified or confirmed.
5.2Effectiveness of Notice.  Except as otherwise provided by the NRS or applicable federal law, any notice or other communication, if in a comprehensible form, is effective at the earliest of the following:
(i)If in physical form, when it is left at the stockholder’s address as it appears on the Corporation’s records, or the Director’s residence or usual place of business;
(ii)If mailed by U.S. mail and correctly addressed to a stockholder or a Director, four (4) days after it is deposited in the U.S. mail;
(iii)if an electronic transmission, unless otherwise agreed between the Corporation and a Director or stockholder, when: (a) it enters an information processing system that the recipient has designated or uses for the purpose of receiving electronic transmissions or information of the type sent; and (b) it is in a form ordinarily capable of being processed by that system.

An “electronic transmission” means any form or process of communication not directly involving the physical transmission of paper or another tangible medium that (i) is suitable for the retention, retrieval and reproduction of information by the recipient and (ii) is retrievable and reproducible in paper form by the recipient through an automated process used in conventional commercial practice unless the sender and recipient have consented in writing to the use of the form of electronic transmission that cannot be directly reproduced in paper form, but is otherwise retrievable in perceivable form.

5.3Waiver of Notice. Whenever any notice is required to be given under the provisions of the NRS, the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent thereto. Whenever all persons entitled to vote at any meeting, whether of Directors or stockholders, consent, either by:
(i)a writing on the records of the meeting or filed with the Secretary or an Assistant Secretary of the Corporation;
(ii)presence at such meeting and oral consent entered on the minutes; or
(iii)taking part in the deliberations at such meeting without objection,

then the doings of such meeting will be as valid as if had at a meeting regularly called and noticed.  At such meeting, any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

ARTICLE VI
INDEMNIFICATION; EXCULPATION

6.1Indemnification. To the fullest extent permitted by applicable law, the Corporation, through its Board of Directors, is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which Nevada law permits the Corporation to provide indemnification) through these Bylaws, the Articles of Incorporation and agreements with such persons.
6.2Limitation on Liability. The liability of directors and officers of the Corporation is eliminated or limited to the fullest extent permitted by the NRS. If the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation will be eliminated or limited to the fullest extent permitted by the NRS.
6.3Repeal and Conflicts. Any repeal or modification of Section 6.1 or Section 6.2 approved by the Board of Directors will be prospective only, and will not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification.
6.4Indemnity Not Exclusive. The indemnification provided by this Article VI is not exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, any Bylaw, written agreement, vote of stockholders or directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of such person.
6.5Insurance Indemnification. The Corporation has the power, to the extent determined by the Board of Directors, to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article VI.
6.6Indemnity Agreements. The Board of Directors is authorized to enter into a written contract with any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of

Directors so determines and to the extent permitted by Nevada law, greater than, those provided for in this Article VI.
6.7Survival. The rights to indemnification and advancement of expenses conferred by this Article VI continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and inure to the benefit of the heirs, executors and administrators of such a person.
ARTICLE VII
CERTIFICATES OF STOCK
7.1Certificates. Unless the Board of Directors authorizes the issuance of uncertificated shares of some or all of the shares of any or all of the Corporation’s classes or series of stock as permitted under NRS Section 78.235(4), every holder of stock in the Corporation is entitled to have a certificate signed in the name of the Corporation by the President or Executive Vice President and either (i) the Treasurer or an Assistant Treasurer or (ii) the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation.  The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received, or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon must be stated. Upon the declaration of any dividend on fully paid shares, the Corporation must declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
7.2Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it requires and to give the Corporation a bond or other security sufficient (as determined by the Corporation) to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
7.3Transfers of Stock. Transfers of record of shares of stock of the Corporation will be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
ARTICLE VIII
GENERAL PROVISIONS
8.1Dividends. Subject to any restrictions contained in the Articles of Incorporation or applicable law, the Board of Directors may declare and pay dividends upon the capital stock of the Corporation out of funds legally available therefor at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.
8.2Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors thinks conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
8.3Checks. All checks or demands for money and notes of the Corporation must be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
8.4Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.
8.5Seal.  The Corporation may, but is not required to, adopt a corporate seal, which will be in such form as may be approved from time to time by the Board of Directors.
8.6Headings. Headings used in these Bylaws are for convenience only and are not a part of these Bylaws and will not be deemed to limit or alter any provisions hereof and will not be deemed relevant in construing these Bylaws.
8.7Interpretations. To the extent permitted by the context in which used, words in the singular number include the plural, words in the masculine gender include the feminine and neuter, and vice versa.
8.8Seniority.  Nevada law and the Articles of Incorporation (in that order of precedence) will and in all respects be considered senior and superior to these Bylaws, with any inconsistency or conflict to be resolved in favor of Nevada law and such Articles of Incorporation (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any inconsistency which may then exist.
ARTICLE IX
AMENDMENTS
9.1Amendments. Except as otherwise restricted in these Bylaws, any provision of these Bylaws may only be altered, amended or repealed by the Board of Directors.

SECRETARY’S CERTIFICATE

The undersigned duly appointed Secretary of the Corporation does hereby certify that the foregoing Amended and Restated Bylaws were adopted by the Board of Directors and are effective as of the 17th day of April, 2025.

/s/ John G. DeLuca

Print Name: John DeLuca

Title: Secretary